Exhibit 10.12

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 230.406

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of August 31st, 2000 (the “Effective Date”) by and between CryoCor, Inc., a Delaware corporation (the Company”), and Cryogen, Inc., a California corporation (“Cryogen”).

BACKGROUND

A. Cryogen desires to provide for the initial capitalization of the Company.

B. In accordance with the terms and conditions of this Agreement, Cryogen desires to contribute to the Company certain assets and intellectual property rights for the development of products (“Company Products”) for use in performing cardiac or vascular ablation for the treatment of cardiac arrhythmias in consideration of the issuance by the Company to Cryogen of a specified number of shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the Company’s Common Stock (the “Common Stock”).

C. Following the Closing (as hereinafter defined) of the transactions contemplated hereby, Cryogen desires and intends to distribute (the “Distribution”) the Company Common Shares (as hereinafter defined) and the Company Series A Shares (as hereinafter defined) to its holders of equity securities, including option holders and warrant holders (if an when exercised), in proportion to their ownership of the common stock and preferred stock of Cryogen, as the case may be, on an as-converted basis.

D. Simultaneously with the Closing of the transactions contemplated hereby, the Company desires to issue shares of Series B Preferred Stock as set forth in that certain term sheet (the “Term Sheet”), dated June 16, 2000 between Cryogen and MPM Capital (the “Series B Financing”).

AGREEMENT

Now, therefore, in consideration of the foregoing recitals, the mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. AGREEMENT TO ISSUE STOCK AND GRANT RIGHTS.

1.1 Agreement to Issue Stock.

(a) Authorization. On the date of the Closing, the Company shall have authorized the issuance, pursuant to the terms and conditions of this Agreement, of a total of 1,604,166 shares of Common Stock and a total of 5,645,834 shares of Series A Preferred Stock. The Common Stock and the Series A Preferred Stock shall have the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit A hereto (the “Restated Certificate”).

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(b) Shares. Subject to the terms and conditions of this Agreement, on the date of the Closing, the Company shall issue to Cryogen, and Cryogen agrees to accept from the Company, (A) 1,604,166 shares of Common Stock (the “Company Common Shares”) and (B) 5,645,834 shares of Series A Preferred Stock (the “Company Series A Shares;” and together with the Company Common Shares, the “Shares”).

1.2 Agreement to Contribute Assets and Grant Rights, Etc.

(a) Assets and Other Items to be Contributed and Rights to be Granted by Cryogen. Subject to the terms and conditions of this Agreement, on the date of the Closing, Cryogen shall:

(i) sell, assign, transfer, convey and deliver to the Company all of Cryogen’s right, title and interest in and to the assets, rights and properties set forth on Exhibit B hereto (the “Contributed Assets”) and the clinical development products set forth on Exhibit E hereto (the “Contributed Clinical Development Products”), free and clear of all liens, encumbrances and security interests;

(ii) grant a license to the Company (the “License”) for certain intellectual property rights of Cryogen with respect to the development of the Company Products (the “Licensed Technology”) as set forth in the License Agreement attached hereto as Exhibit C (the “License Agreement”);

(iii) enter into a Research and Development Agreement with the Company substantially in the form attached hereto as Exhibit D (the “Development Agreement;” the License Agreement and the Development Agreement are collectively referred to herein as the “Related Agreements”);

(iv) sell, assign, transfer, convey and deliver to the Company, and the Company shall assume from Cryogen, all of Cryogen’s right, title and interest in and to and all obligations under the agreements and contracts for the production of certain molds listed on Exhibit F hereto (the “Purchased Molds Contracts”) and the right to delivery of the molds produced thereunder, free and clear of all liens, encumbrances and security interests; and

(v) sell, assign, transfer, convey and deliver to the Company all of Cryogen’s right, title and interest in and to the raw materials to be used to develop and manufacture the Company Products (the “Development Raw Materials”), free and clear of all liens, encumbrances and security interests.

2. CLOSING; DELIVERY.

2.1 Closing.

(a) Closing. The closing of the transactions contemplated hereby shall be held at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, CA 92130 at 11:00 a.m. on August 24, 2000, or at such other time and place as the Company and Cryogen may mutually agree upon (the “Closing”).

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(b) Deliveries. At the Closing, the Company shall deliver to Cryogen certificates representing the Shares to be issued to Cryogen at the Closing against delivery of a counterpart executed by Cryogen of each of the License Agreement, the Development Agreement and such assignments, bills of sale and other instruments as shall be necessary to evidence the assignment, transfer, conveyance and delivery to the Company of the Contributed Assets, the Contributed Clinical Development Products, the Purchased Molds Contracts and the Development Raw Materials and the assumption by the Company of the CryoCor Employee Liabilities (as defined below), the Raw Materials Liability (as defined below), and the liabilities and obligations under the Purchased Mold Contracts (the “Assignment and Assumption Documents”). In addition, within seven (7) days following the Closing, the Company shall (i) pay the sum of $[…***…] in cash to Cryogen as reimbursement for amounts actually heretofore paid by Cryogen to the vendors of the Purchased Molds Contracts under the terms of the Purchased Molds Contracts; (ii) pay to Cryogen the purchase price for the Development Raw Materials (estimated as of the date hereof to be approximately $[…***…]) (the “Raw Materials Liability”), which such purchase price shall be invoiced by Cryogen to the Company promptly after the Closing; and (iii) reimburse Cryogen for the fees, costs and expenses charged by Trinet Employer Group, Inc. (“Trinet”) and actually paid or payable by Cryogen with respect to each of the CryoCor Employees (as such term is defined in Section 6.3(a) hereof), including, costs and expenses for payroll, payroll taxes, administrative fees, overtime and benefits charged by Trinet, for the period beginning 12:00 p.m. California time on August 4, 2000 through the date of the Closing (the “CryoCor Employee Liabilities”), which such fees, costs and expenses will be invoiced by Cryogen to the Company promptly after the Closing. Notwithstanding the foregoing, for purposes of this Section 2.1(b), “CryoCor Employees” shall not be deemed to include any CryoCor Employee who elects not to become an employee of the Company.

3. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to Cryogen as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company has filed to become qualified to transact business as a foreign corporation in the State of California.

3.2 Power and Capacity; Authorization. The company has the necessary corporate power and authority to enter into, execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action of the Company. This Agreement and the Related Agreements have been executed and delivered by the Company and constitute legal and binding agreements enforceable against the Company in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

* Confidential Treatment Requested

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3.3 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company consists of the following:

(a) Common Stock. A total of 30,000,000 authorized shares of Common Stock, $0.001 par value, none of which are issued and outstanding.

(b) Preferred Stock. A total of 15,000,000 authorized shares of Preferred Stock, $0.001 par value, 5,645,830 of which are designated Series A Preferred Stock and none of which are issued and outstanding and 4,861,111 of which are designated Series B Preferred Stock and none of which are issued outstanding.

(c) Options, Warrants, Reserved Shares. Except as set forth on Schedule 3.3 hereto and for (i) the conversion privileges of the Series A Preferred Stock to be issued hereunder and the Series B Preferred Stock to be issued pursuant to the Series B Financing and (ii) 1,750,000 shares of Common Stock reserved for issuance under the Company’s 2000 Stock Option Plan, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company.

3.4 Consents; No Conflicts. The execution, delivery and performance of this Agreement and the Related Agreements by the Company shall not: (a) conflict with or result in a material breach of or default under the Company’s Restated Certificate or Bylaws; (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which the Company is bound; or (c) conflict with or result in a material breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which the Company is a party or by which the Company is bound, which conflict, breach or default would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

3.5 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company. There are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the Company’s knowledge, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the Company’s knowledge, threatened against or involving the Company.

3.6 Valid Issuance of Stock.

(a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable.

(b) All outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non-assessable.

3.7 Liabilities. Except for indebtedness and reimbursements owed to Cryogen after the Closing as provided in Section 2.1(b) hereof and amounts payable to the vendors of the Purchased Molds Contracts, the Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable.

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3.8 Exempt Offering. Based in part upon on Cryogen’s representations in Section 4, the offer and sale of the Shares to Cryogen pursuant to this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), by virtue of Section 4(2) thereof and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of Section 25102(f) thereof.

3.9 Full Disclosure. All documents and other papers delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby are true and complete. No representation or warranty of the Company contained in this Agreement, and to the Company’s knowledge, no document or other paper finished by or on behalf of the Company to Cryogen (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.

4. REPRESENTATIONS AND WARRANTIES OF CRYOGEN TO THE COMPANY. Cryogen represents and warrants to the Company as follows:

4.1 Organization and Qualification. Cryogen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its assets and properties and to carry on its business as now being and as heretofore conducted.

4.2 Power and Capacity; Authorization. Cryogen has the necessary corporate power and authority to enter into, execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action of Cryogen. This Agreement and the Related Agreements have been executed and delivered by Cryogen and constitute legal and binding agreements enforceable against Cryogen in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

4.3 Consents; No Conflicts. Except with respect to that certain Subordinated Loan and Security Agreement dated March 25, 1998 between Cryogen and Comdisco, Inc. and all instruments executed in connection therewith, that certain Master Lease Agreement dated August 25, 1997 between Cryogen and Comdisco, Inc. and all instruments executed in connection therewith and that certain Master Loan and Security Agreement dated January 28, 1999 between Cryogen and Lease Management Services, Inc. and all instruments executed in connection therewith (collectively, the “Debt Documents”), with respect to which Cryogen will obtain waivers and/or consents at or prior to the Closing pursuant to Section 7.1(k) hereof, the execution, delivery and performance of this Agreement and the Related Agreements by Cryogen

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shall not: (a) conflict with or result in a breach of or default under Cryogen’s Articles of Incorporation or Bylaws, as such may have been amended through the date hereof; (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which Cryogen is bound; or (c) conflict with or result in a breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which Cryogen is a party or by which Cryogen is bound, which conflict, breach or default would have a material adverse effect on Cryogen’s ability to perform its obligations under this Agreement.

4.4 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Cryogen with respect to the Licensed Technology. Except as set forth on Schedule 4.4 hereto, there are no actions, suits or claims or legal, administrative or arbitral proceedings or, to Cryogen’s knowledge, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to Cryogen’s knowledge, threatened against or involving Cryogen with respect to the Licensed Technology.

4.5 Intellectual Property. Except for liens and encumbrances arising under the Debt Documents or as otherwise set forth on Schedule 4.5 hereto, Cryogen owns all right, title and interest in and to the Contributed Assets and all of the Licensed Technology to be licensed (or sublicensed) by Cryogen to the Company pursuant to the License Agreement, free and clear of all liens and encumbrances of third parties. Cryogen has not granted any licenses or other rights to any third party with respect to the Contributed Assets or any Licensed Technology. Except for the matters set forth on Schedule 4.4 hereto, (i) Cryogen has not received any written notice or claim challenging its rights with respect to the Contributed Assets or any Licensed Technology; (ii) there are no actions, suits, or proceedings pending or, to the knowledge of Cryogen, threatened, based on an allegation that the use or practice of the Contributed Assets or any of the Licensed Technology by Cryogen infringes or misappropriates the patents, copyrights, trade secrets, trademarks or other intellectual property of any third party; and (iii) to the knowledge of Cryogen, the use or practice by Cryogen of the Contributed Assets or the Licensed Technology has not infringed or resulted in the misappropriation of any patent, copyright, trade secret or other intellectual property rights of any third party.

4.6 Full Disclosure. All documents and other papers delivered by or on behalf of Cryogen in connection with this Agreement and the transactions contemplated hereby are true and complete. No representation or warranty of Cryogen contained in this Agreement, and to Cryogen’s knowledge, no document or other paper furnished by or on behalf of Cryogen to the Company (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.

4.7 Investment Representations.

(a) Investigation; Economic Risk. Cryogen acknowledges it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers; Cryogen acknowledges having had access to information about the Company that it has requested; and Cryogen acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

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(b) Purchase for Own Account. The Shares and any other of the Company’s securities acquired by Cryogen pursuant to this Agreement shall be acquired for its own account, not as a nominee or agent, and, except in connection with the Distribution (which Distribution Cryogen shall effect in compliance with all applicable federal and state securities laws, rules and regulations), not with a view to or in connection with the sale or distribution of any part thereof.

(c) Exempt from Registration; Restricted Securities. Cryogen understands that the Shares and any other of the Company’s securities acquired by Cryogen pursuant to this Agreement shall not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under of the Act, and that the reliance of the Company on such exemption is predicated in part on Cryogen’s representations set forth in this Agreement. In addition, Cryogen shall effect the Distribution in compliance with all applicable federal and state securities laws, rules and regulations. Cryogen understands that the Shares and any other of the Company’s securities acquired by Cryogen pursuant to this Agreement are restricted securities within the meaning of Rule 144 under the Act. Cryogen further understands that the Shares and any other of the Company’s securities acquired by Cryogen pursuant to this Agreement are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

5. AGREEMENTS REGARDING SHARES. The Company and Cryogen agree as follows:

5.1 Restrictive Legends. Each certificate representing the Shares and any other securities issued in respect of any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

5.2 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing the Shares or any other of the Company’s securities acquired by Cryogen pursuant to this Agreement upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, if requested by the Company that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

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6. OTHER AGREEMENTS.

6.1 Further Assurances. From time to time after the Closing, Cryogen shall execute and deliver to the Company such instruments as may be reasonably requested by the Company in order to more fully implement the transaction contemplated hereby.

6.2 Confidentiality Obligations.

(a) Any party to this Agreement (the “Disclosing Party”) may from time to time disclose Confidential Information to the other party to this Agreement (each a “Recipient”). “Confidential Information” is all nonpublic information concerning the unpatented intellectual property (and any and all rights therein or applications thereof), product specifications, any and all know-how, methods and processes with respect to products and marketing plans, marketing strategies and general market data of the Disclosing Party which is conveyed to the Recipient orally or in tangible form. Recipient shall keep in confidence and trust and shall not disclose or disseminate, or permit any employee, agent or other person working under Recipient’s direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person or entity. Recipient shall use Confidential Information of the Disclosing Party only as necessary for the performance of this Agreement and the Related Agreements; provided, however, a Recipient may disclose Confidential Information to one or more potential financing sources upon the prior written consent of the Disclosing Party which consent shall not be unreasonably withheld or delayed. Recipient shall employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential trade secrets and proprietary information. Recipient’s employees and independent contractors shall be given access to the Confidential Information only on a need-to-know basis, and only if they have executed a form of nondisclosure agreement with Recipient which imposes a duty to maintain the confidentiality of the Confidential Information that is at least as restrictive as the terms of this Section 6.2.

(b) The commitments in this Section 6.2 shall not impose any obligations on Recipient with respect to any portion of the received information which: (i) is now generally known by or available to the public or which hereafter, through no act or failure to act on the part of Recipient, becomes generally known or available in the public domain; (ii) is furnished to Recipient by a third party without restriction on disclosure and without a breach by such third party of any confidentiality undertaking with respect thereto; or (iii) is required to be disclosed by operation of law or by an instrumentality of the government, including but not limited to any court, tribunal or administrative agency; provided that, in the case of any disclosure required by court order, the Recipient shall give the Disclosing Party as much advance notice as is reasonably practicable under the circumstances so as to permit the Disclosing Party to seek a protective order.

(c) Other than confidentiality and non-disclosure agreements contained in the Related Agreements, this Section 6.2 terminates and supersedes all confidentiality and

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nondisclosure agreements executed by the parties to this Agreement prior to the date of this Agreement in connection with the transactions contemplated by this Agreement. The terms of this Section 6.2 shall control in the event of a conflict between this Section 6.2 and the confidentiality and non-disclosure agreements contained in the Related Agreements (or any of them).

(d) The obligations of the parties hereto under this Section 6.2 shall survive indefinitely.

6.3 Non-Solicitation. Except for those current Cryogen employees listed on Schedule 6.3 hereto (the “CryoCor Employees”) and […***…], neither the Company nor any of its Affiliates shall solicit, hire or engage, whether as an employee, consultant, independent contractor or otherwise, any person who is or was an employee of Cryogen or any of its Affiliates or actively induce or otherwise assist any person or entity in soliciting, hiring or engaging, whether, as an employee, consultant, independent contractor or otherwise, any person who is or was an employee of Cryogen or any of its Affiliates without the prior written consent of Cryogen; provided, however, that, if (i) any such person has not been so employed or engaged by Cryogen or any of its Affiliates for a consecutive period of two (2) years or more and (ii) neither the Company nor any of its Affiliates shall have solicited or actively induced or otherwise assisted in soliciting for the employment or engagement as a consultant or independent contractor of such person while still employed or engaged by Cryogen or any of its Affiliates, then the Company may hire such person without violating the terms of this Section 6.3(a); and, provided further, that this Section 6.3(a) shall be of no force and effect beginning ninety (90) days after the consummation of a Change of Control of Cryogen.

(a) Neither Cryogen nor any of its Affiliates shall solicit, hire or engage, whether as an employee, consultant, independent contractor or otherwise, any of the CryoCor Employees or actively induce or otherwise assist any person or entity in soliciting, hiring or engaging, whether, as an employee, consultant, independent contractor or otherwise, any of the CryoCor Employees without the prior written consent of the Company; provided, however, that, if (i) any such CryoCor Employee has not been so employed or engaged by the Company or any of its Affiliates for a consecutive period of two (2) years or more and (ii) neither Cryogen nor any of its Affiliates shall have solicited or actively induced or otherwise assisted in soliciting for the employment or engagement as a consultant or independent contractor of any such CryoCor Employees while still employed or engaged by the Company or any of its Affiliates, then Cryogen may hire such person without violating the terms of this Section 6.3(b); and, provided further, that this Section 6.3(b) shall be of no force and effect beginning ninety (90) days after the consummation of a Change of Control of the Company.

(b) For purposes of this Agreement, “Affiliate” means a corporation, company, or other legal entity now or hereinafter controlling, controlled by or under common control with a party hereto, for so long as such ownership or control exists. For the purposes of this definition, control shall refer to a greater than 50% interest in the right to make decisions for such entity (e.g., greater than 50% ownership of the voting shares or other voting securities of such entity). Notwithstanding anything to the contrary contained herein, “Affiliate” shall not include (i) in the case of Cryogen, the Company and (ii) in the case of the Company, Cryogen. For purposes of this Agreement, a “Change of Control” shall mean: (x) the liquidation, winding

* Confidential Treatment Requested

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up or dissolution of Cryogen: (y) a merger, consolidation, reorganization, recapitalization or other transaction or series of related transactions which results in the holders of the outstanding voting securities of Cryogen (determined immediately prior to such transaction) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such transaction); or (z) any sale or transfer by Cryogen of all or substantially all its assets.

7. CONDITIONS TO CRYOGEN’S OBLIGATIONS AT THE CLOSING.

7.1 Conditions to Closing. The obligations of Cryogen under this Agreement are subject to the fulfillment, to the satisfaction of Cryogen on or prior to the Closing, of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 of this Agreement shall be true and correct when made, and shall be true and correct as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

(b) Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Cryogen, and Cryogen shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(d) Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including any necessary governmental or regulatory notices and approvals.

(e) Restated Certificate of Incorporation Effective. The Restated Certificate shall have been duly adopted by the Company by all necessary corporate action of the Company’s Board of Directors and stockholders, if any, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

(f) Compliance Certificate. At the Closing, the Company shall deliver to Cryogen a certificate, dated the date of Closing, signed by the Company’s Chief Executive Officer certifying that the conditions specified in Sections 7.1(a) and (b) have been fulfilled.

(g) Securities Laws. The offer and sale of the Shares to Cryogen at the Closing shall be exempt from the registration requirements of the Act and the registration or qualification requirements of all applicable state securities laws.

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(h) License Agreement. The Company shall have executed and delivered to Cryogen the License Agreement.

(i) Development Agreement. The Company shall have executed and delivered to Cryogen the Development Agreement.

(j) Series B Financing. The Company shall have completed the Series B Financing on terms and conditions satisfactory to Cryogen.

(k) Waivers and Consents. Cryogen shall have received consents and waivers from each of Comdisco, Inc. and Lease Management Services, Inc. with respect to the transactions contemplated hereby and by the Related Agreements.

8. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

8.1 Conditions to Closing. The obligation of the Company to issue Shares at the Closing is subject to the fulfillment, to the satisfaction of the Company on or prior to the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Cryogen contained in Section 4 shall be true and correct when made, and shall be true and correct as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

(b) Restated Certificate of Incorporation Effective. The Restated Certificate shall have been duly adopted by the Company by all necessary corporate action of the Company Board of Directors and stockholders, if any, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

(c) Securities Exemptions. The offer and sale of the Shares to Cryogen pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration or qualification requirements of all applicable state securities laws.

(d) Assignment and Assumption Documents. Cryogen shall have executed and delivered to the Company the Assignment and Assumption Documents

(e) License Agreement. Cryogen shall have executed and delivered to the Company the License Agreement.

(f) Development Agreement. Cryogen shall have executed and delivered to the Company the Development Agreement.

(g) Waivers and Consents. Cryogen shall have received consents and waivers from each of Comdisco, Inc. and Lease Management Services, Inc. with respect to the transactions contemplated hereby and by the Related Agreements.

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9. DISCLAIMERS; LIMITATIONS.

9.1 NO WARRANTY. EXCEPT AS EXPRESSLY PROVIDED BY CRYOGEN IN SECTION 4, ALL LICENSED TECHNOLOGY SHALL BE PROVIDED “AS IS,” WITHOUT ANY WARRANTY OF ANY KIND AND CRYOGEN MAKES NO WARRANTIES WITH RESPECT TO THE LICENSED TECHNOLOGY, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR VALIDITY OR ENFORCEABILITY OF ANY PATENTS ISSUED OR APPLIED FOR IN CONNECTION WITH THE LICENSED TECHNOLOGY.

9.2 No Consequential Damages. Liability arising under this Agreement, under any cause of action or theory of liability, other than liability arising as a result of a party’s obligations under Section 6.2 hereof, shall be limited to direct, objectively measurable damages. EXCEPT AS A RESULT OF THE BREACH OF A PARTY’S OBLIGATIONS SET FORTH IN SECTION 6.2 HEREOF, NO PARTY SHALL HAVE ANY LIABILITY TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR SPECULATIVE DAMAGES, INCLUDING, WITHOUT LIMITING THE FOREGOING, LOST PROFITS, LOST DATA, LOSS OF OPPORTUNITY, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, BUSINESS INTERRUPTIONS, AND LOSS OF PROFITS, IRRESPECTIVE OF WHETHER THE PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF ANY SUCH DAMAGES. These limitations shall apply notwithstanding the failure of the essential purpose of any limited remedy.

10. MISCELLANEOUS.

10.1 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

10.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations in it may not be assigned by any party hereto without the written consent of the other parties hereto.

10.3 Entire Agreement. This Agreement, together with the Related Agreements, and the schedules and exhibits to this Agreement and the Related Agreements which are hereby expressly incorporated in this Agreement constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

10.4 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested

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postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company:

c/o MPM Asset Management LLC

601 Gateway Blvd., Suite 300

South San Francisco, CA 94080

Facsimile: (650) 829-5828

Attention: Gregory M. Ayers, M.D., Ph.D.

With copies to:

Gray Cary Ware & Freidenrich LLP

4365 Executive Drive, Suite 1600

San Diego, California 92121

Facsimile: (858) 677-1477

Attention: Paul E. Kreutz, Esq.

To Cryogen:

Cryogen, Inc.

11065 Sorrento Valley Court

San Diego, California 92121

Facsimile: (858) 450-3187

Attention: President

With copies to:

Brobeck, Phleger & Harrison LLP

12390 El Camino Real

San Diego, California 92130

Facsimile: (858) 720-2555

Attention: Michael S. Kagnoff, Esq.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.4 by giving the other party written notice of the new address in the manner set forth above.

10.5 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of Cryogen and the Company.

13.

10.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to Cryogen, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or Cryogen nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or Cryogen of any breach of default under this Agreement or any waiver on the part of the Company or Cryogen of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or Cryogen shall be cumulative and not alternative.

10.7 Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement, the prevailing party, shall be paid by the non-prevailing party a reasonable sum for attorneys’ fees and expenses for such prevailing party.

10.8 Finder’s Fees. Each party represents and warrants to the other parties to the Agreement that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

10.9 Titles and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.11 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

10.12 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles. Any action or proceeding, however characterized, relating to or arising out of this Agreement, or in connection with the subject matter hereof shall be maintained in the state or federal courts located in San Diego County, California, and the parties hereto, each for itself, its successors and permitted assigns, hereby irrevocably submits to the jurisdiction of the courts of the State of California and the Courts of the United States of America sitting in the San Diego County, California for the purposes of any such action or proceeding and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

13.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

“COMPANY”

CRYOCOR, INC.

By:	/s/ Gregory M. Ayers
Name:	Gregory M. Ayers
Title:	President & CEO

“CRYOGEN”

CRYOGEN, INC.

By:	/s/ David R. Murray
Name:	David R. Murray
Title:	President & CEO

SCHEDULE 3.3

CAPITALIZATION

The Company is entering into an employment agreement with Gregory Ayers which provides for the issuance of an option to purchase up to 700,000 shares of the Company’s common stock under the Company’s 2000 Stock Option Plan.

Additionally, the Company plans to extend offer letters to certain potential employees which involve the future issuance of up to 215,000 shares of the Company’s common stock under the Company’s 2000 Stock Option Plan.

SCHEDULE 4.4

LITIGATION

[…***…]

* Confidential Treatment Requested

SCHEDULE 4.5

INTELLECTUAL PROPERTY

Cryogen is a party to an Exclusive License Agreement with National Institute for Standards and Technology (“NIST”) effective January 27, 1997 (the “NIST License”), a copy of which has been provided to the Company and its counsel. Each of NIST and Cryogen owns an undivided interest in the patent applications and associated patent rights covered by the NIST License and marked with an asterisk (*) on Exhibit A to the License Agreement.

SCHEDULE 6.3

CRYOCOR EMPLOYEES

[…***…]

* Confidential Treatment Requested

EXHIBIT B

LISTING OF ASSETS TRANSFERRED

Asset Description	Asset Number	Asset Source
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

* Confidential Treatment Requested

EXHIBIT E

CONTRIBUTED CLINICAL DEVELOPMENT PRODUCTS

[…***…]

* Confidential Treatment Requested

EXHIBIT F

PURCHASED MOLDS CONTRACTS

Contracts, agreements and purchase orders for the production of Purchased Molds, with an outstanding aggregate balance to be paid to such vendors of $[…***…], between Cryogen and each of the following vendors:

[…***…]

* Confidential Treatment Requested